UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2026

Enhabit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41406	47-2409192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206

(Address and zip code of principal executive offices)

(214) 239-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on February 22, 2026, Enhabit, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will be acquired by Anchor Parent, LLC, a Delaware limited liability company (“Parent”). Pursuant to the Merger Agreement, Anchor Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Kinderhook Industries, LLC (or an affiliate thereof).

On March 30, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement. A definitive proxy statement was later filed with the SEC on April 14, 2026 (the “Proxy Statement”). The Proxy Statement solicits stockholder approval for, among other things, adoption of the Merger Agreement at a special meeting of the Company’s stockholders scheduled for May 12, 2026.

Certain Litigation

In connection with the Merger, three complaints have been filed by purported stockholders in the Supreme Court of the State of New York, County of New York, captioned: (i) Johnson v. Enhabit, Inc., et al., Index No. 652362/2026 (filed April 21, 2026) (the “Johnson Complaint”); (ii) Thompson v. Enhabit, Inc., et al., Index No. 652380/2026 (filed April 22, 2026) (the “Thompson Complaint”); and (iii) Delman, et al., v. Bolton, et al., Index No. 652525/2026 (filed April 28, 2026) (the “Delman Complaint”) (together, the “Complaints”). The Johnson and Thompson Complaints generally allege that the Proxy Statement filed by the Company with the SEC misrepresents and/or omits certain purportedly material information relating to management’s financial projections for the Company, the data and inputs underlying the financial valuation analyses that support the opinion provided by Goldman Sachs & Co. LLC (“Goldman Sachs”), potential conflicts of interest faced by Goldman Sachs and the background of the Merger. The Delman Complaint alleges that the Proxy Statement filed by the Company with the SEC misrepresents and/or omits certain purportedly material information relating to potential conflicts of interest faced by the Company’s directors, potential conflicts of interest faced by Goldman Sachs, the key assumptions and financial metrics used by Goldman Sachs in arriving at its opinion, and facts about the strategic process. The Johnson and Thompson Complaints assert claims of negligent misrepresentation and concealment in violation of New York common law and negligence in violation of New York common law. The Delman Complaint asserts claims for negligent misrepresentation and concealment under New York common law, general negligence under New York common law, and violation of California Corporations Code § 25401. The Johnson and Thompson Complaints seek orders enjoining the proposed Merger, or in the event that the proposed Merger is consummated, orders rescinding the Merger or awarding actual and punitive damages, as well as all of the plaintiffs’ fees and expenses in connection with the litigation, including reasonable attorneys’ and experts’ fees and expenses. The Delman Complaint seeks declaratory and injunctive relief, including enjoining and/or rescinding the stockholder vote on the Merger proposal and requiring corrective and complete disclosures to be made. The Delman Complaint also seeks interest, attorneys’ fees, expert fees, and other expenses and costs.

Moreover, in connection with the Merger, the Company has received demand letters from purported stockholders seeking additional disclosures in the Proxy Statement (the “Demands”).

The Company cannot predict the outcome of the Complaints, the Demands or any additional possible litigation. The Company and the individual defendants intend to vigorously defend against the Complaints, the Demands and any subsequently filed similar actions. It is possible additional demand letters may be received or that additional lawsuits may be filed arising out of the Merger between the date of this Current Report on Form 8-K and the consummation of the Merger. Absent new or significantly different allegations, the Company will not necessarily disclose any such additional filings.

In order to avoid the risk that the Complaints or Demands delay or otherwise adversely affect the Merger, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company is supplementing the Proxy Statement as set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit of the Complaints and Demands described above, or of the necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENTAL DISCLOSURES

The following Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. The inclusion in this supplement to the Proxy Statement of certain information should not be regarded as an indication that any of the Company’s or its affiliates, directors, officers, or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. For clarity, new text within restated paragraphs from the Proxy Statement is identified by bold, underlined text, and deleted text within restated paragraphs from the Proxy Statement is identified by ~~strikethrough text~~. If information in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, then the information in the Supplemental Disclosures is more current and supersedes the different information contained in the Proxy Statement.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the third full paragraph on page 40:

Although the four potential counterparties, consisting of two financial sponsors and two strategic acquirors, provided preliminary indications of interest during such review of strategic alternatives, none ultimately submitted formal proposals for a transaction. Given that Enhabit did not receive any formal proposals for a potential transaction through its process, the Board ultimately unanimously determined that the best way to maximize stockholder value was to continue to execute on Enhabit’s strategic plan as an independent, public company.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the seventh full paragraph on page 40:

On October 7, 2024, Enhabit, Party A and Party B executed a joint confidentiality agreement given that Party A and Party B had indicated a desire to explore a potential joint strategic investment with Enhabit. This joint confidentiality agreement did not contain a standstill provision, but each of Party A and Party B remained subject to the standstill provisions in their respective previously executed confidentiality agreements, each of which included restrictions preventing the potential counterparty from requesting that the Board waive such standstill provisions, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the fifth full paragraph on page 41:

On January 3, 2025, Enhabit and Kinderhook executed a confidentiality agreement. This confidentiality agreement contained a customary standstill provision, with restrictions preventing Kinderhook from requesting that the Board waive such standstill provision, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the eighth full paragraph on page 41:

On January 17, 2025, Enhabit and Party D executed a confidentiality agreement, and Party D received access to a virtual data room maintained by Enhabit. This confidentiality agreement contained a customary standstill provision, with restrictions preventing Party D from requesting that the Board waive such standstill provision, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the second full paragraph on page 42:

On March 11, 2025, Enhabit and a portfolio company of a financial sponsor (referred to herein as “Party E”) executed a confidentiality agreement for a one-year term, containing a standstill provision, with restrictions preventing Party E from requesting that the Board waive such standstill provision, that did not by its terms terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit. Party E had previously explored a potential transaction with Enhabit as part of Enhabit’s strategic alternatives review that ended in May 2024.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the fifth full paragraph on page 42:

On April 18, 2025, Enhabit and Party C executed a confidentiality agreement after Party C contacted representatives of Goldman Sachs to discuss its continued interest in Enhabit. This confidentiality agreement contained a customary standstill provision, with restrictions preventing Party C from requesting that the Board waive such standstill provision, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the eighth full paragraph on page 42:

On May 2, 2025, in order for Party E to explore a potential transaction with Enhabit jointly with Party E’s portfolio company that had entered into a confidentiality agreement on March 11, 2025, Enhabit and Party E executed a confidentiality agreement. This confidentiality agreement contained a customary standstill provision, with restrictions preventing Party E from requesting that the Board waive such standstill provision, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the first full paragraph on page 44:

On August 5, 2025, the Board held a regularly scheduled meeting at which it conducted routine business and, among other things, the Board directed a sub-group of members, consisting of Mark Ohlendorf, Stephan Rodgers and Gregory Rush, to assist Management in addressing time-sensitive communications with, and responses to, potential counterparties. Thereafter, members of Management and the sub-group met multiple times on an informal basis to discuss matters relating to engagement with various potential counterparties. No member of the sub-group received any additional compensation for being a member of the sub-group.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the fifth full paragraph on page 44:

Also on August 13, 2025, Enhabit and Party F executed a confidentiality agreement, and, on August 14, 2025, Party F received access to the virtual data room maintained by Enhabit. This confidentiality agreement contained a customary standstill provision, with restrictions preventing Party F from requesting that the Board waive such standstill provision, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the paragraph beginning on page 44 and ending on page 45:

On September 16, 2025, the Board held a regularly scheduled meeting with members of Management and representatives of Goldman Sachs present to discuss market updates, Goldman Sachs’ preliminary and illustrative financial analyses with respect to Enhabit based on the 2025 10-Year Model and updates on discussions with Kinderhook, Party E and Party F. The Board also discussed various other strategic and financial alternatives potentially available to Enhabit that could maximize value for its stockholders, including the potential implications of a transaction in which the hospice business segment would be divested and continuing to pursue various initiatives to drive revenue growth. The Board also discussed the potential impact of the anticipated final CMS Reimbursement Rates on Enhabit generally and various potential strategic alternatives related to the CMS Reimbursement Rates. Following such discussion, the Board directed representatives of Goldman Sachs to contact each of Kinderhook, Party E and Party F and provide additional value-informing due diligence materials while awaiting the announcement of the final CMS Reimbursement Rates, which was expected to provide more certainty regarding Enhabit’s expected future performance. The Board directed representatives of Goldman Sachs to provide guidance to each such potential counterparty that it would need to raise its proposed price in order for the Board to consider moving forward with negotiating a potential transaction. Enhabit’s general counsel also provided an update to the Board regarding the status of the Delaware and Texas Litigations. Also at the meeting, the Board discussed engaging Jones Day to represent it in its review of potential strategic alternatives.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the third full paragraph on page 45:

On November 3, 2025 and November 4, 2025, the Board held a regularly scheduled meeting with members of Management present. During the course of such meeting, the Board reviewed various strategic paths available to Enhabit to maximize value for Enhabit’s stockholders, including pursuing various potential initiatives for organic and inorganic growth, such as significant acquisitions, dispositions of all or part of Enhabit’s businesses, transformative capital investments, pursuing various operational strategies and continuing to pursue Enhabit’s standalone plan. The Board also discussed the potential impact of the anticipated final CMS Reimbursement Rates on Enhabit generally, including, among other things, that the final CMS Reimbursement Rate would likely provide more certainty regarding Enhabit’s expected future performance, which was expected to give potential counterparties the ability to more definitively value Enhabit, and various potential strategic alternatives. The Board also received an update from Enhabit’s general counsel regarding the status of the Delaware and Texas Litigations.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the ninth full paragraph on page 45:

On December 11, 2025, Enhabit and Kinderhook entered into an amendment to extend the term of their existing confidentiality agreement through September 3, 2026. This amendment did not change the standstill provision of the confidentiality agreement previously entered into with Kinderhook on January 3, 2025 other than extending the term.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the sixth full paragraph on page 46:

On January 6, 2026, after Party A expressed an interest in exploring a potential transaction with Enhabit to representatives of Goldman Sachs in December 2025, Enhabit and Party A entered into a new confidentiality agreement due to the expiration of the previous confidentiality agreement entered into between Enhabit and Party A, and, on January 8, 2026, Party A was granted access to the virtual data room maintained by Enhabit. This confidentiality agreement contained a customary standstill provision, with restrictions preventing Party A from requesting that the Board waive such standstill provision, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the first full paragraph on page 49:

Also during the January 23, 2026 meeting of the Board, the Board and members of Management further discussed the Delaware and Texas Litigations, and the Board directed a sub-group of members of the Board, consisting of Jeffrey Bolton, Charles Elson, Mr. Ohlendorf, Mr. Rodgers, Mr. Rush and Barry Schochet, to review whether a specific value or accurate range of values for the potential recoveries in the Delaware and Texas Litigations was determinable with any degree of certainty. No member of the sub-group received any additional compensation for being a member of the sub-group.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the fourth full paragraph on page 49:

On January 28, 2026, with input from Management, Jones Day delivered a revised draft of the Merger Agreement to Kinderhook’s counsel, K&E. Key revisions in the draft included (a) the inclusion of a CVR, (b) the addition of a go-shop provision that would permit Enhabit to solicit additional acquisition proposals for 40 days following signing, (c) the deletion of certain rights of Kinderhook to terminate the Merger Agreement, (d) a termination fee equal to 1.5% of the equity value of the transaction payable by Enhabit if Enhabit were to terminate the Merger Agreement to enter into a Superior Proposal during the go-shop period, (e) a termination fee equal to 3.5% of the equity value of the transaction payable by Enhabit upon certain other termination events, (f) a termination fee equal to 6% of the equity value of the transaction payable by Kinderhook upon certain termination events relating to its failure to consummate the transaction, and (g) the deletion of the requirement for certain officers of Enhabit to enter into a voting and support agreement. The revised draft of the Merger Agreement also included revisions to the treatment of Company Equity Awards to include terms regarding the treatment of Company Equity Awards that were substantially similar to those contained in the executed Merger Agreement (for more information about the treatment of Company Equity Awards, please see the section of this proxy statement titled “Treatment of Equity Awards—The Merger Agreement”). Between January 28, 2026 and the entry into the Merger Agreement on February 22, 2026, representatives of Jones Day and K&E exchanged drafts of the Merger Agreement and various other ancillary transaction documents (including the equity commitment letter, limited guarantee and a later provided debt commitment letter) and had discussions regarding the same. The key issues negotiated and resolved in the draft Merger Agreement included the size of the termination fee payable by Enhabit, the circumstances under which it was payable, the size of the termination fee payable by Kinderhook, the removal of the go-shop provision, the parties’ obligations to seek regulatory approvals for the transaction as conditions to closing, the circumstances in which the parties could terminate the Merger Agreement, the entry into the voting and support agreement by Enhabit’s named executive officers and the removal of a CVR in exchange for additional value payable to Enhabit’s stockholders (for more information about the Merger Agreement, please see the section of this proxy statement titled “The Merger Agreement”).

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the paragraph beginning on page 49 and ending on page 50:

On January 30, 2026, the Board held a special meeting with members of Management and representatives of Goldman Sachs and Jones Day present. Representatives of Goldman Sachs provided an update on the negotiations with Kinderhook and Party E, noting, among other things, that Kinderhook and Party E were continuing to conduct due diligence and evaluate a potential transaction. Representatives of Goldman Sachs also discussed the market’s reaction to the final CMS Reimbursement Rates and market impact for Enhabit, including, among other things, impact with respect to the potential alternatives available to Enhabit, including a potential transaction involving Kinderhook or Party E. Enhabit’s general counsel and the sub-group of Board members that had studied whether a value could reasonably be determined with respect to the Delaware and Texas Litigations discussed updates regarding the Delaware and Texas Litigations, including various risks and uncertainties as to the amount of such recoveries and the timing thereof, to the extent such recoveries ultimately occurred. The preliminary consensus reached by such sub-group of the Board was that, given the variables, no specific value or accurate range of values could reasonably be ascribed to such potential recoveries. The representatives of Jones Day also refreshed the Board regarding legal considerations and fiduciary duties relevant to considering various alternatives for maximizing value for Enhabit’s stockholders. Following discussion, the Board directed Management and representatives of Goldman Sachs and Jones Day to continue engaging with Kinderhook and Party E on negotiations, the transaction documents and due diligence.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the fifth full paragraph on page 50:

On February 7, 2026, Enhabit and Party G executed a confidentiality agreement, and Party G was given access to certain portions of the virtual data room maintained by Enhabit. This confidentiality agreement contained a customary standstill provision, with restrictions preventing Party G from requesting that the Board waive such standstill provision, although this confidentiality agreement provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by adding the following to the second full paragraph on page 54:

Later on February 22, 2026, Enhabit and Kinderhook entered into the Merger Agreement and Enhabit’s named executive officers and Kinderhook entered into the Support Agreements. Prior to the execution of the Merger Agreement and since the conclusion of the prior strategic review process in May 2024, Management did not discuss, and Kinderhook did not make any proposals or enter into any agreements with employees of Enhabit relating to, the post-closing employment, retention or compensation of Enhabit’s employees, except for Kinderhook’s customary commitments included in the Merger Agreement to maintain certain aspects of Enhabit’s existing arrangements for a period of 12 months following the completion of the Merger. Further, the Merger Agreement restricts Kinderhook from engaging with the officers or directors of Enhabit regarding employment, compensation, benefit, reinvestment or similar matters without the prior written consent of Enhabit. No such request for consent has been made by Kinderhook. No proposals received from potential counterparties since the conclusion of the prior strategic review process in May 2024 provided details on the retention of members of Management beyond expressing an interest in working with Management and Enhabit’s employees following closing, and none mentioned specific individuals, positions or potential terms of employment.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by amending the fourth full paragraph on page 54:

On March 7, 2026, Party G delivered to representatives of Goldman Sachs, on behalf of Enhabit, an unsolicited, non-binding indication of interest to acquire Enhabit for $16.00 per share ~~price of in excess of its February 13, 2026 proposal~~. The indication of interest, which was later withdrawn as noted below, included a markup of the Merger Agreement and draft financing commitment letters, and was subject to, among other things, its completion of due diligence.

The disclosure under the heading “The Merger—Background of the Merger” of the Proxy Statement is hereby amended and supplemented by amending the third full paragraph on page 55:

On March 29, 2026, representatives of Goldman Sachs provided an updated material disclosure letter to Enhabit regarding its relationships with Kinderhook to correct an error in its prior letter, in which it indicated that, ~~as of~~ in late February ~~20,~~ 2026, Goldman Sachs’ investment banking unit was mandated by Kinderhook and/or its affiliates, portfolio companies or funds managed thereby to provide financial advisory and/or underwriting services unrelated to the transactions contemplated by the Merger Agreement with respect to a matter. ~~and, if~~ If such matter were to be consummated, Goldman Sachs expected that it would recognize compensation in an aggregate amount less than the transaction fee payable to Goldman Sachs by Enhabit in connection with the transactions contemplated by the Merger Agreement. None of the Goldman Sachs deal team members advising the Company in connection with the Merger was, and none currently is, involved in such mandate. The Board discussed the disclosures in the updated material disclosure letter with members of Management and representatives of Jones Day, and the Board did not identify in Goldman Sachs’ updated material disclosure letter any matter that would affect, or would have affected, the ability of Goldman Sachs to fulfill its responsibilities as financial advisor to Enhabit.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC” of the Proxy Statement is hereby amended and supplemented by adding the following to the second full paragraph on page 62:

Using the 2026 10-Year Model, Goldman Sachs performed an illustrative discounted cash flow analysis on Enhabit to derive a range of illustrative present values per share of Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 11.5% to 14.5%, reflecting estimates of Enhabit’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2025 (i) estimates of unlevered free cash flow for Enhabit for the period from January 1, 2026 through December 31, 2035 as reflected in the 2026 10-Year Model and (ii) a range of illustrative terminal values for Enhabit, which were calculated by applying perpetuity growth rates ranging from 0.5% to 1.5% to a terminal year estimate of the unlevered free cash flow of approximately $143 million, to be generated by Enhabit as reflected in the 2026 10-Year Model (which analysis implied terminal value to next twelve month (“NTM”) earnings before interest, taxes, depreciation and amortization (“EBITDA”) (“NTM EBITDA”) multiples ranging from 4.7x to 6.5x). The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the 2026 10-Year Model and market expectations regarding long-term real growth of gross domestic product and inflation. Utilizing its professional judgment and experience, Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Enhabit’s target capital structure weightings, the cost of long-term debt, after-tax yield on cash, if any, future applicable marginal cash tax rate and a beta for Enhabit, as well as certain financial metrics for the United States financial markets generally.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC” of the Proxy Statement is hereby amended and supplemented by amending the third full paragraph on page 62:

Goldman Sachs derived ranges of illustrative enterprise values for Enhabit by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Enhabit the amount of Enhabit’s total debt of approximately $448 million and added the amount of Enhabit’s cash and cash equivalents of approximately $58.6 million (including $~~43.1~~15 million in litigation settlement proceeds) in each case, as provided by and approved for Goldman Sachs’ use by Management, to derive a range of illustrative equity values for Enhabit. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Common Stock of approximately 54.6 million shares, as provided by and approved for Goldman Sachs’ use by Management, using the treasury stock method, to derive a range of illustrative present values per share of $10.41 to $16.26.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC” of the Proxy Statement is hereby amended and supplemented by adding the following to the second full paragraph on page 63:

Goldman Sachs then subtracted the amount of Enhabit’s total debt for each of the fiscal years 2026, 2027 and 2028, of approximately $425 million, $402 million and $379 million, respectively, and added the amount of Enhabit’s cash and cash equivalents (pro forma for proceeds from litigation) of approximately $97 million, $157 million and $243 million for each of the fiscal years 2026, 2027, and 2028, respectively, each as provided by and approved for Goldman Sachs’ use by Management, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for Enhabit for each of the fiscal years 2026, 2027, and 2028. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Common Stock for each of fiscal years 2026, 2027, and 2028, of approximately 56.8 million, approximately 57.8 million and approximately 58.8 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by Management, to derive a range of implied future values per share of Common Stock. Goldman Sachs then discounted these implied future equity values per share of Common Stock to December 31, 2025 using an illustrative discount rate of 13.9%, reflecting an estimate of Enhabit’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $13.28 to $21.51 per share of Common Stock.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC” of the Proxy Statement is hereby amended and supplemented by amending the first full paragraph on page 64 (following the table):

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM adjusted EBITDA multiples of 10.0x to 18.5x to Enhabit’s LTM adjusted EBITDA as of December 31, 2025, as provided by and approved for Goldman Sachs’ use by Management, to derive a range of implied enterprise values for Enhabit. Goldman Sachs then subtracted from the range of implied enterprise values it derived for Enhabit the amount of total debt of Enhabit of approximately $448 million and added the amount of Enhabit’s cash and cash equivalents (pro forma for proceeds from litigation) of approximately $58.6 million (including $15 million in litigation settlement proceeds), in each case as provided by and approved for Goldman Sachs’ use by Management, and divided the result by a range~~the number~~ of fully diluted outstanding shares of Common Stock as of February 20, 2026, ranging from approximately 54.6 million to 54.7 million shares, as provided by and approved for Goldman Sachs’ use by Management, to derive a reference range of implied values per share of Common Stock of $12.72 to $29.57.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC” of the Proxy Statement is hereby amended and supplemented by adding the following to the second full paragraph on page 64:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash transactions announced from January 1, 2020 through February 20, 2026 involving a public company in the healthcare industry (excluding biotechnology and pharmaceutical transactions) based in the United States as the target where the disclosed enterprise values for the Merger were between $1.0 billion and $5.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, low and high premia of the price paid in the 18 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the Merger. This analysis indicated a median premium of 28%, mean premium of 32%, low premium of 12% and high premium of 77% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 12% to 77% to the closing price per share of Common Stock of $11.09 as of February 20, 2026 to derive a range of implied equity values per share of Common Stock of $12.45 to $19.61.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC” of the Proxy Statement is hereby amended and supplemented by amending the paragraph beginning on page 65 and ending on page 66:

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Enhabit, Parent, any of their respective affiliates and third parties, including Kinderhook, a significant shareholder of Parent, and any of its respective affiliates and, as applicable, portfolio companies (collectively, “Relevant Entities”) or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to Enhabit in connection with, and participated in certain of the negotiations leading to, the Merger contemplated by the Merger Agreement. During the two-year period ended February 22, 2026, Goldman Sachs Investment Banking has not been engaged by Enhabit or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended February 22, 2026, Goldman Sachs Investment Banking has not been engaged by Parent or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended February 22, 2026, Goldman Sachs Investment Banking has not been engaged by Kinderhook or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. In late~~As of~~ February ~~22,~~ 2026, Goldman Sachs Investment Banking was mandated by Kinderhook and/or its Related Entities (as defined below) to provide financial advisory and/or underwriting services unrelated to the Merger with respect to a matter. ~~and, if~~If such matter were to be consummated, Goldman Sachs Investment Banking expected, as of February 22, 2026, that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the Merger. None of the Goldman Sachs deal team members advising the Company in connection with the Merger was, and none currently is, involved in such mandate. In addition, as of February 22, 2026, Goldman Sachs Investment Banking was not soliciting Kinderhook and/or its Related Entities to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs may in the future provide financial advisory and/or underwriting services to Enhabit, Parent, Kinderhook and their respective affiliates and/or as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.

The tables immediately following the fifth paragraph under the heading “The Merger—Certain Unaudited Prospective Financial Information” on page 68 of the Proxy Statement are hereby amended by replacing them in their entirety with the following:

The following table summarizes the 2025 10-Year Model:

	Management Projections(1)					Extrapolations(1)
($ in millions)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Net Service Revenue – Home Health	852	923	982	1,044	1,110	1,168	1,216	1,254	1,280	1,293
Net Service Revenue – Hospice	236	266	299	336	374	409	439	461	476	480
Total Net Service Revenue	1,088	1,189	1,281	1,380	1,484	1,577	1,655	1,716	1,756	1,773
Cost of Service, excluding Deprecation and Amortization and General and Administrative Expenses – Home Health	(692)	(740)	(782)	(828)	(875)	(925)	(968)	(1,003)	(1,029)	(1,045)
Cost of Service, excluding Deprecation and Amortization and General and Administrative Expenses – Hospice	(180)	(203)	(226)	(253)	(280)	(307)	(331)	(348)	(361)	(365)
Segment Adjusted EBITDA – Home Health(2)	160	183	200	216	235	243	248	251	251	248
Segment Adjusted EBITDA – Hospice(2)	56	63	73	83	94	102	108	113	115	115
Non-Segment General and Administrative Expenses and Net Income Attributable to Noncontrolling Interests	(106)	(108)	(112)	(113)	(116)	(122)	(126)	(129)	(130)	(129)
Adjusted EBITDA(3)	110	138	161	186	213	223	230	235	236	234
Unlevered Free Cash Flow(4)	55	96	92	107	125	131	137	141	144	144

(1)	Amounts may not calculate due to rounding.
(2)	Segment Adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted earnings before interest, taxes, depreciation and amortization.
(3)

Adjusted EBITDA is a non-GAAP financial measure and is calculated as net income (loss) adjusted to exclude (i) interest expense, net and amortization of debt discounts and fees, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) gains or losses on disposal or impairment of assets or goodwill, (v) stock-based compensation, (vi) net income attributable to noncontrolling interests, and (vii) unusual or nonrecurring items not typical of ongoing operations.

(4)

Unlevered Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA less depreciation and amortization, stock-based compensation, and tax expense, plus (i) depreciation and amortization, less (ii) capital expenditures, and adjusted for changes in net working capital.

The following table summarizes the 2026 10-Year Model:

	Management Projections(1)					Extrapolations(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Net Service Revenue – Home Health	839	893	952	1,019	1,090	1,142	1,180	1,204	1,215	1,228
Net Service Revenue – Hospice	268	306	346	388	435	475	506	526	537	542
Total Net Service Revenue	1,106	1,199	1,298	1,407	1,524	1,617	1,686	1,731	1,752	1,770
Cost of Service, excluding Deprecation and Amortization and General and Administrative Expenses – Home Health	(685)	(717)	(751)	(790)	(831)	(881)	(926)	(961)	(983)	(995)
Cost of Service, excluding Deprecation and Amortization and General and Administrative Expenses – Hospice	(199)	(225)	(251)	(279)	(309)	(344)	(374)	(394)	(409)	(415)

Segment Adjusted EBITDA – Home Health(2)	154	176	201	229	259	261	254	243	232	233
Segment Adjusted EBITDA – Hospice(2)	69	81	95	109	126	131	132	132	128	127
Non-Segment General and Administrative Expenses and Net Income Attributable to Noncontrolling Interests	(107)	(109)	(112)	(115)	(118)	(124)	(128)	(130)	(130)	(129)
Adjusted EBITDA(3)	117	148	184	223	267	269	258	245	230	231
Unlevered Free Cash Flow(4)	87	82	106	132	161	164	157	150	141	143

(1)	Amounts may not calculate due to rounding.
(2)	Segment Adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted earnings before interest, taxes, depreciation and amortization.
(3)

Adjusted EBITDA is a non-GAAP financial measure and is calculated as net income (loss) adjusted to exclude (i) interest expense, net and amortization of debt discounts and fees, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) gains or losses on disposal or impairment of assets or goodwill, (v) stock-based compensation, (vi) net income attributable to noncontrolling interests, and (vii) unusual or nonrecurring items not typical of ongoing operations.

(4)

Unlevered Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA less depreciation and amortization, stock-based compensation, and tax expense, plus (i) depreciation and amortization, less (ii) capital expenditures, and adjusted for changes in net working capital.

Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on Company management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the Merger; (iii) the failure to obtain stockholder approval of the Merger, (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed Merger disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Merger; (viii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) the ability of Parent to obtain financing for the proposed Merger; (xi) litigation relating to the proposed Merger that has and could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing; (xiii) certain restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2026 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed Merger and/or the Company’s consolidated financial condition, results of operations or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the transaction between the Company, Parent and Merger Sub. In connection with the transaction, the Company filed a definitive proxy statement with the SEC on April 14, 2026 relating to the special meeting of stockholders scheduled for May 12, 2026. The Company may also file other documents with the SEC regarding the transaction. This document is not a substitute for the definitive proxy statement or any other documents that the Company may file with the SEC regarding the transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.enhabit.com or by sending a written request to the Company in care of the Corporate Secretary, at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is contained in the definitive proxy statement relating to the special meeting of stockholders filed with the SEC on April 14, 2026. Additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2026

ENHABIT, INC.

By:	/s/ Dylan C. Black
Name:	Dylan C. Black
Title:	General Counsel